Exhibit 99.Codeeth

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL
OFFICERS
ADOPTED JULY 23, 2003, AS AMENDED AUGUST 11, 2004

I.                                         This Code of Ethics (the “Code”) for the investment companies within the Van Kampen complex identified in Exhibit A (collectively, “Funds” and each, a “Fund”) applies to each Fund’s Principal Executive Officer, President, Principal Financial Officer and Treasurer (or persons performing similar functions) (“Covered Officers” each of whom are set forth in Exhibit B) for the purpose of promoting:

•                                          honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•                                          full, fair, accurate, timely and understandable disclosure in reports and documents that a company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

•                                          compliance with applicable laws and governmental rules and regulations;

•                                          prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•                                          accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.  Any question about the application of the Code should be referred to the General Counsel or his/her designee (who is set forth in Exhibit C).

II.                                     Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interest interferes, or appears to interfere, with the interests of, or his service to, the Fund.  For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” (as defined in the Investment Company Act) of the Fund.  The Fund’s and its investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions.  This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the General Counsel determines that any violation of such programs and procedures is also a violation of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and its investment adviser of which the Covered Officers are also officers or employees.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the investment adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Fund and its investment adviser.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.  In addition, it is recognized by the Funds’ Boards of Directors/Trustees (“Boards”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.  The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must not:

•                                          use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally (directly or indirectly) to the detriment of the Fund;

•                                          cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; or

•                                          use material non-public knowledge of portfolio transactions made or contemplated for, or actions proposed to be taken by, the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Each Covered Officer must, at the time of signing this Code, report to the General Counsel all affiliations or significant business relationships outside the Morgan Stanley complex and must update the report annually.

Conflict of interest situations should always be approved by the General Counsel and communicated to the relevant Fund or Fund’s Board.  Any activity or relationship that would present such a conflict for a Covered Officer would likely also present a conflict for the Covered Officer if an immediate member of the Covered Officer’s family living in the same household engages in such an activity or has such a relationship.  Examples of these include:

•                                          service or significant business relationships as a director on the board of any public or private company;

•                                          accepting directly or indirectly, anything of value, including gifts and gratuities in excess of $100 per year from any person or entity with which the Fund has current or prospective business dealings, not including occasional meals or tickets for theatre or sporting events or other similar entertainment; provided it is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•                                          any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than its investment adviser, principal underwriter, or any affiliated person thereof; and

•                                          a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.                                 Disclosure and Compliance

•                                          Each Covered Officer should familiarize himself/herself with the disclosure and compliance requirements generally applicable to the Funds;

•                                          each Covered Officer must not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s Directors/Trustees and auditors, or to governmental regulators and self-regulatory organizations;

•                                          each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and their investment advisers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•                                          it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.                                Reporting and Accountability

Each Covered Officer must:

•                                          upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Boards that he has received, read and understands the Code;

•                                          annually thereafter affirm to the Boards that he has complied with the requirements of the Code;

•                                          not retaliate against any other Covered Officer, other officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•                                          notify the General Counsel promptly if he/she knows or suspects of any violation of this Code.  Failure to do so is itself a violation of this Code.

The General Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.  However, any waivers (3) sought by a Covered Officer must be considered by the Board of the relevant Fund or Funds.

The Funds will follow these procedures in investigating and enforcing this Code:

•                                          the General Counsel will take all appropriate action to investigate any potential violations reported to him;

(3)                                  Item 2 of Form N-CSR defines “waiver” as “the approval by the registrant of a material departure from a provision of the code of ethics.”

•                                          if, after such investigation, the General Counsel believes that no violation has occurred, the General Counsel is not required to take any further action;

•                                          any matter that the General Counsel believes is a violation will be reported to the relevant Fund’s Audit Committee;

•                                          if the directors/trustees/managing general partners who are not “interested persons” as defined by the Investment Company Act (the “Independent Directors/Trustees/Managing General Partners”) of the relevant Fund concur that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer or other appropriate disciplinary actions;

•                                          the Independent Directors/Trustees/Managing General Partners of the relevant Fund will be responsible for granting waivers of this Code, as appropriate; and

•                                          any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.                                    Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder.  Insofar as other policies or procedures of the Funds, the Funds’ investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern.  The Funds’ and their investment advisers’ and principal underwriters’ codes of ethics under Rule 17j-1 under the Investment Company Act and Morgan Stanley’s Code of Ethics are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.                                Amendments

Any amendments to this Code, other than amendments to Exhibits A, B or C, must be approved or ratified by a majority vote of the Board of each Fund, including a majority of Independent Directors/Trustees/Managing General Partners.

VII.                            Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Directors/Trustees/Managing General Partners of the relevant Fund or Funds and their counsel, the relevant Fund or Funds and their counsel and the relevant investment adviser and its counsel.

VIII.                        Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion

I have read and understand the terms of the above Code.  I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Code.  I hereby agree to abide by the above Code.

Date:

EXHIBIT A
Fund List

Van Kampen Series Fund, Inc.

on behalf of its series

Van Kampen American Value Fund

Van Kampen Emerging Markets Debt Fund

Van Kampen Emerging Markets Income Fund

Van Kampen Emerging Markets Fund

Van Kampen Equity Growth Fund

Van Kampen Focus Equity Fund

Van Kampen Global Equity Allocation Fund

Van Kampen Global Value Equity Fund

Van Kampen Growth and Income Fund II

Van Kampen International Magnum Fund

Van Kampen Japanese Equity Fund

Van Kampen Global Franchise Fund

Van Kampen U.S. Government Trust

on behalf of its series

Van Kampen U.S. Mortgage Fund

Van Kampen Tax Free Trust

on behalf of its series

Van Kampen Insured Tax Free Income Fund

Van Kampen Strategic Municipal Income Fund

Van Kampen California Insured Tax Free Fund

Van Kampen Municipal Income Fund

Van Kampen Intermediate Term Municipal Income Fund

Van Kampen New York Tax Free Income Fund

Van Kampen California Municipal Income Fund

Van Kampen Michigan Tax Free Income Fund

Van Kampen Missouri Tax Free Income Fund

Van Kampen Ohio Tax Free Income Fund

Van Kampen Trust

on behalf of its series

Van Kampen High Yield Fund

Van Kampen Managed Short Term Income Fund

Van Kampen Equity Trust

on behalf of its series

Van Kampen Utility Fund

Van Kampen Mid Cap Growth Fund

Van Kampen Aggressive Growth Fund

Van Kampen Small Cap Value Fund

Van Kampen Select Growth Fund

Van Kampen Small Company Growth Fund

Van Kampen Small Cap Growth Fund

Van Kampen Value Opportunities Fund

Van Kampen Tax-Exempt Trust

on behalf of its Series

Van Kampen High Yield Municipal Fund

Van Kampen Equity Trust II

on behalf of its Series

Van Kampen Technology Fund

Van Kampen International Advantage

Van Kampen Pennsylvania Tax Free Income Fund

Van Kampen Tax Free Money Fund

Van Kampen Comstock Fund

Van Kampen Corporate Bond Fund

Van Kampen Emerging Growth Fund

Van Kampen Enterprise Fund

Van Kampen Equity Income Fund

Van Kampen Government Securities Fund

Van Kampen Growth and Income Fund

Van Kampen Harbor Fund

Van Kampen High Income Corporate Bond Fund

  Van Kampen Limited Maturity Government Fund

Van Kampen Pace Fund

Van Kampen Real Estate Securities Fund

Van Kampen Reserve Fund

Van Kampen Exchange Fund

Van Kampen Life Investment Trust

on behalf of its Portfolios

Aggressive Growth Portfolio

Comstock Portfolio

Emerging Growth Portfolio

Enterprise Portfolio

Government Portfolio

Growth and Income Portfolio

Money Market Portfolio

Van Kampen Municipal Income Trust

Van Kampen California Municipal Trust

Van Kampen High Income Trust

Van Kampen High Income Trust II

Van Kampen Investment Grade Municipal Trust

Van Kampen Municipal Trust

Van Kampen California Quality Municipal Trust

Van Kampen Florida Quality Municipal Trust

Van Kampen New York Quality Municipal Trust

Van Kampen Ohio Quality Municipal Trust

Van Kampen Pennsylvania Quality Municipal Trust

Van Kampen Trust for Insured Municipals

Van Kampen Trust for Investment Grade Municipals

Van Kampen Trust for Investment Grade California Municipals

Van Kampen Trust for Investment Grade Florida Municipals

Van Kampen Trust for Investment Grade New Jersey Municipals

Van Kampen Trust for Investment Grade New York Municipals

Van Kampen Trust for Investment Grade Pennsylvania Municipals

Van Kampen Municipal Opportunity Trust

Van Kampen Advantage Municipal Income Trust

Van Kampen Advantage Pennsylvania Municipal Income Trust

Van Kampen Strategic Sector Municipal Trust

Van Kampen Value Municipal Income Trust

Van Kampen California Value Municipal Income Trust

Van Kampen Massachusetts Value Municipal Income Trust

Van Kampen New York Value Municipal Income Trust

Van Kampen Ohio Value Municipal Income Trust

Van Kampen Pennsylvania Value Municipal Income Trust

Van Kampen Municipal Opportunity Trust II

Van Kampen Advantage Municipal Income Trust II

Van Kampen Select Sector Municipal Trust

Van Kampen Senior Loan Fund

Van Kampen Senior Income Trust

Van Kampen Bond Fund

Van Kampen Income Trust

EXHIBIT B

Covered Officers

Mitchell M. Merin – President

Ronald E. Robison – Executive Vice President and Principal Executive Officer

James M. Dykas – Chief Financial Officer and Treasurer

EXHIBIT C

General Counsel’s Designee

Amy Doberman